Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Spark Networks, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  July 3, 2014

402 Fund, LP

By:	402 Capital, LLC Investment Manager

By:	/s/ Ian V. Jacobs
	Name:	Ian V. Jacobs
	Title:	Managing Member

SCA Partners, LP

By:	402 Capital, LLC Investment Manager

By:	/s/ Ian V. Jacobs
	Name:	Ian V. Jacobs
	Title:	Managing Member

402 Capital, LLC

By:	/s/ Ian V. Jacobs
	Name:	Ian V. Jacobs
	Title:	Managing Member

/s/ Ian V. Jacobs
Ian V. Jacobs